EXHIBIT 10.37

JACK HENRY & ASSOCIATES, INC.
1996 STOCK OPTION PLAN
(As Amended Effective May 9, 2008)

     1.     PURPOSES OF THE PLAN

This 1996 Stock Option Plan (the "Plan") is intended to promote the interests of JACK HENRY & ASSOCIATES, INC. ("JHA") by providing a method whereby those employees of JHA or its subsidiaries who are primarily responsible for the management, growth and financial success of JHA and its subsidiaries may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest in JHA and remain in the service and employ of JHA or its subsidiaries.

     2.     ADMINISTRATION OF THE PLAN

      (a)     The Plan shall be administered by the Board of Directors (the "Board") of JHA. The Board, however, may at any time appoint a committee ("Committee") of two (2) or more non-employee directors and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to determine the person or persons to be granted options under the Plan, the number of shares to be covered by such options, whether such options are to be incentive stock options ("Incentive Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified options not intended to meet the requirements of Section 422, and the time or times at which options are to be exercisable. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

      (b)     References to the Committee in various sections of the Plan shall be of no force or effect unless the Committee is at the time responsible for the administration of the section of the Plan which includes the reference to the Committee. The Board is authorized (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Board or the Committee, as the case may be, shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

      (c)     All determinations made and other actions taken by the Board or Committee shall be made by the affirmative vote of a majority of the members of the Board or Committee, but any determination or action reduced to writing and signed by a majority of the members of the Board or Committee shall be fully as effective as if it had been made or taken by a majority vote at a meeting duly called and held.

     3.     ELIGIBILITY FOR OPTION GRANTS

      (a)     The persons who shall be eligible to receive options pursuant to the Plan are such employees of JHA, any Subsidiary Corporation of JHA ("Subsidiary Corporation") or any Affiliated Company of JHA, as hereinafter defined, including employees who are members of the Board of JHA, as the Board or Committee shall from time to time select. As used herein, the term "Subsidiary Corporation" shall be defined as set forth in Section 424(f) of the Code.

      (b)     The Board or Committee shall have full authority to determine the number of shares to be covered by granted options, whether options are to be Incentive Options under Section 422 of the Code or nonqualified options not intended to meet the requirements of Section 422, the time or times at which options are to be exercisable, and such other terms and conditions as may be applicable to such options.

     4.     STOCK SUBJECT TO THE PLAN

      (a)     The stock issuable under the Plan shall be shares of JHA authorized but unissued or reacquired Common Stock par value $.01 ("Common Stock"). The aggregate number of shares which may be issued under the Plan (and which may be issued pursuant to the exercise of Incentive Options) shall not exceed Eighteen Million (18,000,000) shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with subsection (c) below. [Reflects amendments of 11-29-99 and 10-29-02, and stock splits through 3-2-01.]

      (b)     Should an option expire, be surrendered in whole or in part or terminate for any reason without being exercised, then the shares subject to the portion of the option expired, surrendered or not so exercised shall be available for subsequent option grants under the Plan; provided, however, shares subject to any option or portion thereof surrendered in accordance with Section 7 of the Plan shall not be available for subsequent option grants under the Plan.

      (c)     In the event any change is made to the Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, or exchange of shares or by stock dividend, stock split, combination of shares, or other change in capital structure effected without receipt of consideration), then unless such change results in the termination of all outstanding options pursuant to the provisions of Section 7 of the Plan, such adjustments shall be made in the maximum number and/or class of shares issuable under the Plan and in the number, class of shares and/or the option price per share of the stock subject to each outstanding option as may be determined by the Board to be appropriate in order to prevent the dilution of benefits hereunder or under outstanding options.

     5.     TERMS AND CONDITIONS OF OPTIONS

      (a)     Option Agreements. The granting of an option hereunder shall occur at the time the Board or Committee adopts a resolution granting an option pursuant to this Plan or at such later date as may be specified by the Board or the Committee in such resolution (the "Grant Date"). Options granted pursuant to the Plan shall be evidenced by instruments in such form and containing such terms and conditions as the Board shall from time to time authorize; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified in this Section 5.

      (b)     Option Price.

      (1)     The option price per share shall be fixed by the Board or Committee, but in no event shall the option price per share be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

      (2)     The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

      (A)     full payment in cash, or by check or wire transfer payable to JHA;

      (B)     full payment in shares of Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the option price;

      (C)     any combination of cash, check or wire transfer payable to JHA and/or shares of Common Stock valued at fair market value on the Exercise Date, equal in the aggregate to the option price; or

      (D)     solely with respect to nonqualified options granted under the Plan, by a "net exercise" arrangement pursuant to which JHA will not require a payment of the option price but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value on the Exercise Date that does not exceed the aggregate option price. With respect to any remaining balance of the aggregate option price, JHA will accept a cash payment from the optionee.

For purposes of this subsection (2), the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to JHA, together with payment of the option price for the purchased shares.

      (3)     The fair market value of a share of Common Stock on any relevant date under subsections (1) and (2) above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

      (A)     If the Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the fair market value shall be the reported closing price of one share of Common Stock on the valuation date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers, Inc. through its NASDAQ system or any successor system. If there is no reported closing price on the valuation date, then the mean between the last reported bid price and last reported asked price (or, if available, the closing price) on the last date preceding the valuation date for which such quotations or prices existed shall be determinative of fair market value.

      (B)     If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the reported closing price of one share of Common Stock on the valuation date on the stock exchange determined by the Board or Committee to be the primary market for the Common Stock, as such price is officially quoted by such exchange. If there is no reported closing price on such exchange on the valuation date, then the fair market value shall be the mean between the last reported high and low sales prices (or, if available, the closing price) on the exchange on the last date preceding the valuation date for which such quotations exist.

      (C)     If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including valuations of the stock performed by independent appraisers selected by the Board.

      (c)     Term and Exercise of Options. Each option granted under the Plan shall become exercisable at such time or times and upon fulfillment of such conditions as are determined by the Board and for such period of time thereafter and for such number of shares as shall be determined by the Board or Committee and set forth in the instrument evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

      (d)     Assignability. For the first six (6) months after the date of grant, no option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution. Following the first six (6) months after the date of grant, options may be transferred during the lifetime of an optionee, to any "Permitted Transferee". "Permitted Transferees" shall include members of the immediate family of the optionee, any charity qualified under 501(c)(3) of the Internal Revenue Code and any trust established for the benefit of the optionee or the optionee's immediate family members. For this purpose, "immediate family member" shall mean the optionee's spouse, children, step-children, grandchildren and step-grandchildren and any partnership, corporation, limited liability company or other entity, all the beneficial interests in which are held by the optionee or immediate family members. Permitted Transferees may only transfer options to other Permitted Transferees of the optionee. JHA may disregard any transfer of an option which has not been properly registered with JHA or its agents. In the event of a death of a Permitted Transferee who held options at death, such options shall thereafter be exercisable, as provided in subsection (f)(3), by such person(s) entitled to do so under the will of the Permitted Transferee, or by the legal representative of the Permitted Transferee.

      (e)     Employment Status. For purposes of Section (f) of this Section 5, an optionee shall be deemed to be an employee of JHA if such optionee is employed by i) JHA; ii) a Parent Corporation (as that term is defined in Section 424(e) of the Code) of JHA ("Parent Corporation"); iii) a Subsidiary Corporation of JHA; or iv) any corporation in which JHA directly or indirectly owns stock possessing at least twenty percent (20%) of the total combined voting power of all classes of stock:, or any partnership in which JHA directly or indirectly owns at least twenty percent (20%) of the capital interest or profits interest ("Affiliated Company") (JHA and all such other companies are sometimes hereinafter referred to as the "employer corporation"); provided, however, that if an optionee is employed by an Affiliated Company, no shares of stock acquired by such optionee upon exercise of an Incentive Option will be eligible to qualify for tax treatment under Section 422 of the Code unless such optionee was employed by JHA, a Subsidiary Corporation or a Parent Corporation of JHA on the date such Incentive Option was granted and such optionee acquires such stock by exercising such Incentive Option not later than three (3) months from the date such optionee is last employed by JHA, a Subsidiary Corporation or a Parent Corporation of JHA.

      (f)     Effect of Termination of Employment

      (1)     In the event the employment of an employee to whom an option has been granted under the Plan shall be terminated other than by reason of permanent disability within the meaning of Section 22 (e) (3) of the Code, retirement pursuant to any retirement plan of an employer corporation, or by death, then (i) all unvested options shall immediately terminate and (ii) all vested and exercisable options held by such employee under the Plan shall terminate and no longer be exercisable after 30 days following the date of such termination of employment (but in any event not later than the termination date of the option). Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be in the employ of JHA. The option agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence. If an interest in an option granted under the Plan is required by law to be transferred to a non-employee spouse of the Optionee pursuant to an order of a court in a divorce proceeding, such option must be exercised by the non-employee spouse within thirty (30) days following such transfer. If the non-employee spouse fails to exercise the option within the thirty day period, such option shall be deemed to be terminated and forfeited notwithstanding any vesting or other terms herein. [as amended 1-28-00 and 4-26-01]

      (2)     If an employee holding an option which has not expired or terminated shall become permanently disabled within the meaning of Section 22(e) (3) of the Code, then the employee shall have a period of one (1) year from the date of cessation of employee status during which to exercise such option or options for the number of shares for which such option or options are exercisable on the date of cessation of employee status, but in no event shall such options be exercisable after the specified expiration date of the option term. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

      (3)     If an employee holding an option which has not expired or terminated shall retire pursuant to any retirement plan of any employer corporation, then the employee shall have a period of three (3) months from the date of cessation of employee status during which to exercise such option or options for the number of shares for which such option or options are exercisable on the date of cessation of employment status, but in no event shall such options be exercisable after the specified expiration date of the option. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

      (4)     If a person holding an option which has not expired or terminated shall die, then the estate of the decedent or the person or persons to whom his or her rights under the option were transferred by will or by the laws of descent and distribution shall have a period of one (1) year from the date of death during which to exercise such option or options for the number of shares as to which the decedent could have exercised such option at the time of his or her death, but in no event shall such options be exercisable after the specified expiration date of the option term. Any such exercise shall be effected by written notice to the Board from the persons entitled to exercise the option and the person or persons giving the same shall furnish to the Board such other documents or papers as the Board may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the option and evidence satisfactory to the Board that any death taxes payable with respect to such shares have been paid or provided for. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

      (g)     Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Upon exercise of the option, payment of the option price and issuance of the stock certificate, the option holder shall have all of the rights of a stockholder with respect to such shares including voting and dividend rights, subject only to the provisions of this Plan and other instruments implementing the provisions hereof.

     (h)     Change in Option Terms. Notwithstanding the terms of this Plan or of individual option agreements granted hereunder, the Board or Committee may, in its discretion, upon the death, disability or termination of employment of the option holder, or in such other circumstances as the Board or Committee may deem appropriate in it sole discretion, extend the term of the option or accelerate vesting thereof. In no event, however, shall the term of any option be extended to a date after ten (10) years from the grant date. [amended 6-29-2005]

     (i)     Withholding.

      (1)     Upon any exercise of a nonqualified stock option, the Optionee shall make appropriate arrangements with JHA to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Common Stock or by withholding Common Stock to be issued under the Option, as provided in Section 13 hereof.

      (2)     In the event that an Optionee makes a disposition (as defined in Code section 424(c)) of any Common Stock acquired pursuant to the exercise of an Incentive Option prior to the later of (i) the expiration of two years from the date on which the Incentive Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Optionee shall send written notice to JHA at its principal office (Attention: General Counsel) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as JHA may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with JHA to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

     6.     INCENTIVE OPTIONS.

      (a)     The additional terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Options which are specifically designated as "nonqualified" options when issued under the Plan shall not be subject to such additional terms and conditions.

      (1)     Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock with respect to which Incentive Options granted under the Plan (or any other plan of JHA or its parent or subsidiary corporations) are exercisable for the first time by any optionee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such greater amount as may be permitted under subsequent amendments to Section 422 of the Code.

      (2)     Ten Percent (10%) Shareholder. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of JHA or any one of its Parent or Subsidiary Corporations, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

      (A)     The option price per share of the Common Stock subject to such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of one share of Common Stock on the date of grant; and

      (B)     No such Incentive Option shall have a term in excess of five (5) years from the date of grant.

      (3)     Assignability. During the lifetime of the optionee, the Incentive Option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

      (b)     Except as modified by the preceding provisions of this Section 6, all the provisions of the Plan shall be applicable to Incentive Options granted hereunder.

     7.     SURRENDER AND TERMINATION OF OPTIONS.

      (a)     If either JHA or its stockholders enter into an agreement to dispose of all or substantially all of the assets of JHA or fifty percent (50%) or more of the outstanding voting stock of JHA by means of a sale, merger, reorganization or liquidation, then the Board shall have the discretionary authority, exercisable upon such terms and conditions as it deems appropriate, to authorize the surrender of all unexercised options in exchange for a cash distribution equal in amount to the difference between i) the fair market value at the authorized surrender date of the shares for which the surrendered option or portion thereof is at the time exercisable, and ii) the aggregate option price payable for such shares.

      (b)     If, in connection with any such sale, merger, reorganization or liquidation, provision is made for each outstanding option to either be assumed by the successor corporation (or parent thereof) or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), each person holding unexercised options shall be entitled to have such options assumed by the successor corporation (or parent thereof) or replaced with a comparable option, as the case may be. The determination of option comparability will be made by the Board, and its determination shall be final, binding and conclusive.

      (c)     Upon consummation of such sale, merger, reorganization or liquidation, all outstanding options under the Plan shall terminate and cease to be exercisable, unless assumed by the successor corporation (or parent thereof).

      (d)     The grant of options under the Plan shall in no way restrict or affect the right of JHA or its stockholders to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     8.     CANCELLATION AND NEW GRANT OF OPTIONS.

     The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan. [amended 10-29-02]

     9.     AMENDMENT OF THE PLAN.

     The Board shall have the exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of JHA, i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 4(c); ii) materially modify the eligibility requirements for the grant of options under the Plan; or iii) make any other changes in the Plan which require stockholder approval pursuant to Section 422 of the Internal Revenue Code.

     10.     EFFECTIVE DATE AND TERM OF PLAN.

      (a)     The Plan shall become effective upon the later of i) November 1, 1996 or ii) the date the Plan shall have been approved by the JHA stockholders. The Board or Committee may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan. The JHA 1987 Stock Option Plan shall terminate upon the effective date of this Plan, provided that all options then outstanding under the 1987 Stock Option Plan shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

      (b)     Unless sooner terminated by the Board or otherwise, the Plan shall terminate upon the earlier of i) the tenth (10th) anniversary of the effective date of the Plan, or ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

      (c)     Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter approved by the stockholders of JHA, and ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

     11.     USE OF PROCEEDS.

     The proceeds received by JHA from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     12.     STOCK RESERVE.

     JHA shall, at all times during the term of this Plan, reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Plan. Such obligation to reserve shares of stock shall apply only with respect to options actually outstanding under this Plan and not with respect to the total number of shares available under this Plan for which options have not been granted.

     13.     WITHHOLDING

      (a)     Withholding Requirement. JHA's obligations to deliver shares of Common Stock upon the exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

      (b)     Withholding with Stock. The Optionee may pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to JHA, or to have JHA withhold from the Common Stock otherwise issuable to the Optionee, Common Stock having a value not greater than the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Optionee. The Committee may require that any shares transferred to JHA have been held or owned by the Optionee for a minimum period of time. The value of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"), as determined by the Committee. Any such elections by Optionee to have shares of Common Stock withheld for this purpose must be made prior to the Tax Date, and shall be irrevocable.

     14.     LISTING, REGISTRATION AND COMPLIANCE WITH LAWS AND REGULATIONS .

     Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing of the shares subject to the option upon any securities exchange or the registration or qualification of such shares under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, and the option holder will supply JHA with such certificates, representations and information as JHA shall request and shall otherwise cooperate with JHA in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Board may at any time impose any limitations upon the exercise of an option which, in the Board's discretion, are necessary or desirable to permit transactions hereunder by such persons to comply with Section 16(b) and the rules and regulations thereunder. If JHA, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any options may be exercised, the Board may, in its discretion and without the option holders' consent, so reduce such period on not less than fifteen (15) days' written notice to the option holders.

[Plan as amended effective as of May 9, 2008]